Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger, Inc. Announces Pricing of Public Offering of Common Stock

Redwood City, Calif. (August 11, 2016) — Avinger, Inc. (NASDAQ: AVGR) (the “Company”), a leading developer of innovative treatments for peripheral artery disease (“PAD”), today announced the pricing of its public offering of 8,572,000 shares of its common stock at a price to the public of $3.50 per share. In addition, the Company has granted the underwriters a 30-day option to purchase up to 1,285,800 additional shares of its common stock. The Company expects to close the offering on August 16, 2016, subject to customary closing conditions.

The Company expects to use the net proceeds from the offering for general corporate purposes, including working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses.  Use of proceeds may also include the partial repayment of debt under the Company’s loan agreement with CRG Partners III L.P. and certain of its affiliated funds in order to cure potential non-compliance with the covenant in the loan agreement requiring that the Company achieve minimum revenue of $23.0 million in 2016.  The Company does not have any agreements or commitments for any specific acquisitions at this time.

Canaccord Genuity and Cowen and Company are serving as the joint book-running managers for the offering, and BTIG and Stephens Inc. are acting as co-managers.

The offering is being made pursuant to an effective shelf registration statement on file with the U.S. Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and forms a part of the effective registration statement. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, and when available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained at the SEC’s website at www.sec.gov or by contacting the Syndicate Department of Canaccord Genuity Inc., Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, or by telephone at (617) 371-3900, by email at prospectus@canaccordgenuity.com, or by contacting Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, by telephone at (631) 274-2806 or by fax at (631) 254-7140.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in this offering. There shall not be any sale of these securities in any state or jurisdiction in which such offering, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Avinger, Inc.

Avinger, Inc. is a commercial-stage medical device company that designs, manufactures and sells image-guided, catheter-based systems for the treatment of patients with PAD . PAD is characterized by a build-up of plaque in the arteries that supply blood to the arms and legs. The Company’s mission is to dramatically improve the treatment of vascular disease through the introduction of products based on its Lumivascular™ platform, the only intravascular image-guided system of therapeutic catheters available in this market. Avinger’s current Lumivascular™ products include the Lightbox™ imaging console, the Ocelot™ family of catheters, which are designed to penetrate total arterial blockages, known as chronic total occlusions, or CTOs, and Pantheris™, the first-ever image-guided atherectomy device, designed to precisely remove arterial plaque in PAD patients. For more information, please visit www.avinger.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding, but not limited to, the expected uses of proceeds from the offering and the closing of the offering. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market conditions and future decisions regarding the Company’s use of cash resources; as well as the other risks described in the section entitled “Risk Factors” and elsewhere in our second quarter Form 10-Q filing made with the Securities and Exchange Commission on August 5, 2016. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

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INVESTOR CONTACT

Matt Ferguson

Avinger, Inc.

(650) 241-7917

ir@avinger.com